Press Release, January 5, 2012

USPR ANNOUNCES APPOINTMENT OF NEW DIRECTOR

Lithia, Florida,--(Business Wire)—United States Precious Metals, Inc. (OTC-BB: USPR) today  announces that on December 29, 2011, it appointed Mr.  Daniel Joonsikk Moon to its Board of Directors.  Mr. Moon  is a graduate of Han Yang University, Seoul Korea with a degree in architectural engineering and also a graduate from South Dakota State University with a degree in Civil Engineering. From 1993 to present, Mr. Moon is President and Chief Executive Officer of LUCKY TCL, with offices in Beijing, Hong Kong and Seoul. The core business of LUCKY TCL is designing and manufacturing smelters for the mining industry with a primary focus on gold, copper and iron ores. From 1996 to present, Mr. Moon also has been President and Chief Executive Officer of FLAMBUE Ltd, a commodity trading business located in Hong Kong.

"We are pleased to have an industry expert of Mr. Moon’s caliber as a member of our board and are certain that he will provide significant contributions to the shared vision for United States Precious Metals’ growth and market expansion next year and beyond," said Jerry Pane, Chief Executive Officer, USPR. "His vast amount of experience in contract services and his reputation overseas with industry leaders is impeccable.”  Mr. Moon has spent the past few months extensively reviewing the Company’s Technical Report on its mining property located in Michoacán, Mexico (described below) and visited with management for one week in December before accepting the current appointment. Mr. Moon resides in Hong Kong.

The Company believes that Mr. Moon will be able to pursue strategic alliances with his overseas business contacts. Mr. Moon stated “after an extensive review by myself and my peers of the Technical Report issued by United States Precious Metals, I feel compelled to assist the company in its efforts with existing opportunities and also to provide new ones in the future”.

The Technical Report has been authored jointly as Qualified Persons by Michael Floersch of Applied Minerals, Inc., Thompson Falls, Montana and Betty Gibbs of Gibbs Associates, Boulder, Colorado.

About U.S. Precious Metals, Inc.

USPR is a precious metal exploration company headquartered in Lithia, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. USPR owns significant exploration and exploitation rights to approximately 37,000 acres of land in Michoacan, Mexico. USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

For more Information about U.S. Precious Metals, Inc. please visit: www.USPRGOLD.com.

Safe Harbor Statement.

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR's current plans, intentions and expectations and include statements regarding the potential of the Mexican concessions . Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR's actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to raise the funding necessary to retain the professionals necessary to execute our plan and the other factors, including risk factors, discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (as amended), filed with the U.S. Securities and Exchange Commission, as well as our Form 10-Q Reports filed during interim periods. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof

 SOURCE: U.S. Precious Metals, Inc.

CONTACT:

U.S. Precious Metals, Inc.

John Gildea, Chairman of the Board

(813) 260-1865

http://www.usprgold.com